Exhibit 21.1

	Name	Ownership
1	Tingo Group. Inc.	A Delaware corporation- (MICT)
2	MICT Telematics ltd	100% owned by MICT inc
3	MICT Management ltd	100% owned by MICT Telematics ltd
4	MICRONET ltd	31.47% owned by MICT Telematics ltd
5	MICRONET INC	100% owned by MICRONET ltd
6	GFH Intermediate Holdings Ltd.	100% owned by MICT. Inc.
7	BI Intermediate (Hong Kong) Limited	100% owned by GFH Intermediate Holdings Ltd.
8	Magpie Securities Limited	100% owned by BI Intermediate (Hong Kong) Limited
9	Magpie Securities (Singapore) PTE. Ltd.	100% owned by BI Intermediate (Hong Kong) Limited
10	Mapie Securities (Australia) Pty Ltd.	100% owned by BI Intermediate (Hong Kong) Limited
11	Magpie Forex Limited (Hong Kong company)	100% owned by BI Intermediate (Hong Kong) Limited
12	Shenzhen Magpie Information Consulting Technology Co., Ltd.	100% owned by BI Intermediate (Hong Kong) Limited
13	Bokefa Petroleum and Gas Co. Ltd.	100% owned by BI Intermediate (Hong Kong) Limited
14	Shanghai Zhengzhong Energy Technology Co., Ltd.	100% owned by Bokefa Petroleum and Gas Co. Ltd.
15	Tianjin Dibao Technology Development Co. Ltd.	24% owned by Shanghai Zhengzhong Energy Technology Co., Ltd.. (76% VIE)
16	Tianjin Bokefa Technology Co., Ltd.	100% owned by Bokefa Petroleum and Gas Co. Ltd.
17	Beijing Fucheng Lianbao Technology Co., Ltd.	24% owned by Tianjin Bokefa Technology Co., Ltd. (76% VIE)
18	Beijing Yibao Technology Co	100% owned by Beijing Fucheng Lianbao Technology Co., Ltd
19	Beijing Fucheng Insurance Brokerage Co., Ltd	100% owned by Beijing Yibao Technology Co
20	Guangxi Zhongtong Insurance Agency Co., Ltd	60% owned by Beijing Yibao Technology Co
21	All Weather Insurance Agency Co., Ltd.	100% VIE by TIANJIN BOKEFA Technology Co., Ltd
22	Beijing All Weather Appraisal Co., Ltd.	99.583% owned by All Weather Insurance Agency Co., Ltd.
23	Tingo Group Holdings LLC	100% owned by MICT inc
24	MICT Fintech Limited (BVI)	100% owned by Tingo Group Holdings LLC
25	Tingo Mobile Limited (Nigeria)	100% owned by MICT Fintech Limited (BVI)
26	Tingo Mobile Ghana Limited (Ghana)	100% owned by Tingo Mobile Limited (Nigeria)